Genuine Parts COVID-19 Business Update April 6, 2020

Safe Harbor Statement FORWARD-LOOKING STATEMENTS: Some of the comments made and information contained in our presentation constitutes forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” "to come," “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our actions positioning us for strong sales and earnings growth, our ongoing efforts to maintain compliance with our debt covenants, liquidity position to continue to operate during these highly uncertain times and plans for future cost savings. These statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the extent and duration of the disruption to our business operations caused by the global health crisis associated with the COVID-19 outbreak, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on the financial and capital markets; the Company's ability to successfully integrate acquired businesses; the ability to successfully divest businesses; the ability to successfully implement its business initiatives; slowing demand for products; changes in national and international legislation or government regulations or policies, including changes to import tariffs and the unpredictability of such changes, data security policies and requirements as well as privacy legislation; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and the United Kingdom's exit from the European Union and the unpredictability of the impact following such exit; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; labor shortages and the Company's ability to successfully attract and retain employees; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable supplier arrangements and relationships; disruptions in our suppliers' operations, including the impact of COVID-19 on our suppliers as well as our supply chain, potential problems with inventory availability and the potential result of higher cost of product and international freight; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company's information systems, as well as other risks and uncertainties discussed in the Company’s latest SEC filings. The statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements made during this presentation or in these materials except as required by law. NON-GAAP MEASURES: This presentation contains the Company’s ratio of total net debt to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a financial measure that is not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company considers this non- GAAP measure useful to investors because it provides greater transparency into management’s view and assessment of the Company’s debt level. This is a debt leverage measure that is widely used by analysts, investors and competitors in our industry, although our calculation of the measure may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this measure in the same manner. The Company does not, nor does it suggest investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the appendix of this presentation. GPC INVESTOR PRESENTATION | 2

Introduction The COVID-19 outbreak and pandemic continues to evolve rapidly. Our deepest and sincere thoughts go out to all affected by COVID-19, as well as the dedicated healthcare workers and first responders who are on the front lines for all our citizens. While the eventual outcome remains uncertain, we would like to share updates on 1) the state of our business; 2) COVID-19 preparedness; and 3) our balance sheet and liquidity. These updates are based on what we know as of today, April 6, 2020. On February 19, 2020, we provided full-year 2020 guidance metrics, including sales and earnings per share, as part of our fourth quarter earnings release and conference call. Since then, the spread of COVID-19 and the many efforts to reduce its transmission have affected the market conditions across our global operations. While we are uncertain as to its full impact, we expect COVID-19 to negatively impact our financial results, and we do not expect to achieve our previous full-year guidance. We will be reevaluating our guidance metrics as we prepare for our first quarter 2020 earnings release on May 6, 2020. The purpose of this business update is to inform you of notable developments during these unprecedented times and how Genuine Parts Company is proactively navigating the fast- changing landscape. We intend to provide another update in our first quarter 2020 earnings release, or as appropriate. This presentation is based on our current assessment of information available to us as of April 6, 2020, and we do not undertake any obligations to provide further updates. Please refer to the Safe Harbor statement within this presentation. GPC INVESTOR PRESENTATION | 3

COVID-19 State of Business: Dynamics and Observations

COMPANY-WIDE COMMENTARY

- Overall, our business segments experienced slowing sales trends over the last two weeks of March due to growing pandemic concerns and the expansion of efforts to combat COVID-19, such as "shelter in place" and other similar mandates
- As we enter the second quarter, we expect the sales environment to slow further due to COVID-19 and the decline in global economic activity
- While the negative impact on our business operations cannot be reasonably estimated at this time, our teams are preparing for multiple scenarios to ensure we continue to protect our employees while also keeping our operations up and running to serve our customers

Automotive Parts (APG): 57%

- Deemed "essential" across markets
- Substantially all operations open for business
  - France and New Zealand mostly closed due to government mandates
- Do-it-for-me (DIFM) outperforming Do-it-yourself (DIY) sales
  - Strong on-line sales to DIY customers
- Expect miles driven to decline in near-term, then strongly recover as pandemic passes
- Supply chain is robust, in good standing and supportive of strong service levels to customers

Industrial Parts Group (Motion): 34%

- Deemed "essential" across markets
- Substantially all operations open for business
  - Select closures in New Zealand due to government mandates
- Business holding up reasonably well overall
  - Outperforming sectors:
    - Food processing
    - Aggregate & Cement
  - Underperforming sectors:
    - Oil & Gas, Mining OEM
- Supply chain is robust, in good standing and supportive of strong service levels to customers

Business Products (S.P. Richards): 9%

- Deemed "essential" across markets for both traditional office supplies and JanSan products
- All operations open for business
- JanSan products sales especially strong
- Continued slow sales trends in the traditional office supplies categories
- Supply chain to JanSan products is challenged as recent demand has exceed supply
- Supply chain to traditional office supplies is solid with strong service levels to our customers

Note: Percentages of 2019 Sales.

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COVID-19 Preparedness Update We have created a dedicated COVID-19 Taskforce and added enhanced protocols in response to COVID-19, including recommendations and requirements issued by the Centers for Disease Control and Prevention (“CDC”), World Health Organization (“WHO”), and local, state and national health authorities, to protect our employees, customers, suppliers and communities ENHANCED PROTOCOLS AT ALL COMPANY FACILITIES TO PROTECT THE HEALTH, SAFETY AND WELL-BEING OF EVERYONE  Began steady flow of communications regarding COVID-19 updates,  Provided additional personal protective equipment and cleaning supplies including health and safety protocol and procedures  Initiated actions to screen, limit or prohibit non-essential visitors to the  Implemented business continuity plans across our operations properties  Instituted multiple levels of cleaning protocols in all facilities  Instilled processes to isolate staff who show any symptoms or have been exposed to the virus  Increased frequency of disinfecting high-touch areas and high-traffic common areas  Commenced remote work strategy for administrative teams  Reinforced hand washing and infection control training  Prohibited all domestic and international non-essential travel for all employees  Established safe distancing procedures and processes in all facilities  Engaged with legal counsel for all jurisdictions where Genuine Parts operates to ensure compliance with local mandates GPC INVESTOR PRESENTATION | 5

Durable Balance Sheet and Liquidity to Withstand COVID-19 Uncertainty

AS OF 12/31/2019

Total Debt Outstanding	$3.4B
Less: Cash	$0.3B
Net Debt	$3.1B
2019 Adj EBITDA	$1.5B
Net Debt to Adj EBITDA (1)	2.1x

(1) A non-GAAP metric. We refer you to the appendix of this presentation for a reconciliation to the most comparable GAAP measure and related information.

LIQUIDITY PROFILE AS OF 3/31/2020

Total Credit Capacity	$4.4B
Less:	
Total Debt Outstanding (2)	($3.7B)
Unused Credit Capacity	$0.7B
Cash (2)	$0.3B
Total Available Liquidity	$1.0B

(2) Preliminary estimates

DEBT MATURITY SCHEDULE (3)


In millions
$110
$188
$715
$250
$360
$358
$400
$196
$336
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030+

(3) Excludes revolver

COMMENTARY

- Fixed and variable-rate debt maturing 2021-2034 and with weighted average interest rate of 2.18% as of December 31, 2019
- Expected to be in compliance with debt covenants as of March 31, 2020
  - Negotiating appropriate covenant amendments due to macro uncertainty
- Negotiating alternative forms of liquidity to enhance credit capacity
- Near-term capital allocation focused on conserving cash
  - Capex reduced to $150-$200M for 2020
  - Share repurchases suspended temporarily
    - ~$100M purchased YTD
  - M&A limited to small, bolt-ons, for balance of 2020
  - Board has approved quarterly dividend due July 1, 2020
    - $0.79 per share, representing a 4% increase from 2019



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COVID-19 FAQ

What is the potential impact of COVID-19 on Genuine Parts' supply chain?

- We are operational across all three segments
- The supply chain across all three of our business segments is robust, other than challenges with JanSan products, which have experienced high recent demand
- Our supply chain partners have been very supportive and they continue to do their part to ensure our service levels to our customers remain strong

What is the impact of COVID-19 on Genuine Parts' ongoing operations (i.e., facilities, working from home, individual sites)?

- We are classified as essential and are open to serve our customers (other than in France and New Zealand)
- We have established specific safety and health policies and procedures in response to COVID-19
- We remain in constant communication with our employees regarding changing conditions and protocol

What is the impact of COVID-19 on Genuine Parts' 1st Quarter results and 2020 outlook?

- We will report our 1st Quarter results on May 6, 2020
- Due to the rapidly evolving situation around COVID-19, we cannot reasonably estimate its full impact at this time, but we do not expect to achieve our previously provided full-year guidance
- We are reevaluating our guidance metrics as we prepare for our 1st Quarter earnings release and intend to provide an update based on the best information available at that time
- In these unprecedented times, we may find it appropriate to temporarily suspend the provision of full year guidance

Where specifically might there be impact to Genuine Parts' business?

- Initiatives being taken to combat COVID-19 have slowed the global economy and will negatively impact our sales volume throughout this pandemic
- While we are adjusting our costs, accordingly, we expect the impact on sales to also affect our earnings
- Governments globally are assisting our customers (i.e. small businesses) to manage through the current environment
- Our teams, along with several of our financial partners, are working closely with our customers (store owners, repair shops & office products dealers) to help these businesses

How is Genuine Parts managing its cost base?

- We are expanding on our 2019 cost savings plan to reduce our expenses by $100 million in 2020 (announced Oct 2019)
- Additional steps include a variety of initiatives, including:
  - Delayed merit increases
  - Pay reductions for select personnel including senior management
  - Work hour reductions for hourly personnel
  - Voluntary and Involuntary unpaid leave programs
  - Reduction of temp and contract labor
  - Elimination of travel, entertainment and meetings

How is Genuine Parts addressing its liquidity to ensure adequate cash requirements?

- ~$1.0 billion in cash and borrowing capacity at March 31
- Actively seeking multiple options for alternative forms of financing to enhance credit capacity
- Working with bank and other financing partners to amend current debt covenants, as appropriate
- Conserving cash via:
  - Additional cost savings initiatives
  - Reduction in Capex and M&A
  - Suspension of share repurchases
  - Working capital management

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Summary At GPC, we continue to take The safety and well-being of our employees and customers is our top priority, and we aggressive and necessary 01 continue to follow the guidelines established by the leading health organizations. measures to keep our workplaces safe while also searching for prudent and innovative ways to maintain our high standard of Our auto parts, industrial and business products segments are deemed “essential” and operation. 02 remain substantially open to serve our customers across our network. Our supply chain is robust and supportive of strong service levels to our customers. We also continue to adhere to the pronouncements from our national and local leaders and medical We continue to conserve cash and expand our cost savings initiatives to perform experts as to how we can best 03 through this pandemic without interruption of service to our customers. battle this pandemic. Protecting our people and keeping our operations up and running remains critical. We play We have ample liquidity and continue to work with our banking and other partners for 04 an essential role in keeping major alternative forms of financing and continued covenant compliance. facets of our economy and infrastructure operating. We will continue to challenge ourselves to meet the needs of our customers. The steps we are taking to stabilize our business in these unprecedented times will 05 position the Company for strong sales and earnings growth as we exit this global crisis. Paul Donahue | Chairman & CEO GPC INVESTOR PRESENTATION | 8

Appendix GPC INVESTOR PRESENTATION | 9

2019 (In thousands, except net debt to adjusted EBITDA ratio) GAAP debt $3,426,099 Net Debt to Less: Cash 276,992 Net debt $3,149,107 Adjusted EBITDA GAAP net income $621,085 Reconciliation Add: Interest expense, net 91,315 Provision for income tax 209,215 Table Depreciation and amortization 270,288 EBITDA 1,191,903 Add: Restructuring and other adjustments (1) 273,251 Adjusted EBITDA $1,465,154 Net debt to Adjusted EBITDA 2.1 (1) See non-GAAP measures in the Company’s 2019 Form 10-K for more details GPC INVESTOR PRESENTATION | 10